UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2007

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors: On August 24, 2007, David W. Devonshire was elected to the Board of Directors of Arbitron Inc. ("Arbitron" or "Company") to serve until the next annual meeting of stockholders of the Company, or until his earlier death, resignation, or removal. Additional information about Mr. Devonshire is included in the Company’s press release issued on August 24, 2007 that is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Devonshire was also appointed as a member of the Audit Committee and the Technology Strategy Committee of the Board of Directors of Arbitron, effective August 24, 2007. Mr. Devonshire will participate in Arbitron’s previously disclosed Non-employee Director Incentive Program. In connection with joining the Arbitron Board, on August 24, 2007, Mr. Devonshire received a one-time grant of an option to purchase 15,000 shares of Arbitron common stock. These options will vest and become exercisable in three equal annual installments of 5,000 shares over a three-year period beginning on the first anniversary of the date of grant and expire 10 years from the date of grant. The award is in the form of the Company’s standard Form of Non-Qualified Stock Option Agreement for Initial Non-Employee Director Stock Option Grants under the Arbitron 1999 Stock Incentive Plan, filed as Exhibit 10.3 to Arbitron’s Current Report on Form 8-K, dated February 23, 2005.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

August 29, 2007	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President & Chief Legal Officer, Legal & Business Affairs & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated August 28, 2007